Exhibit 3.3

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “SURGIQUEST, INC.”, FILED IN THIS OFFICE ON THE TENTH DAY OF MARCH, A.D. 2015, AT 11:14 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
4062749 8100	AUTHENTICATION:	2183705

150334721	DATE:	03-10-15
You may verify this certificate online at
corp.delaware.gov/authver. shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:19 AM 03/10/2015
FILED 11:14 AM 03/10/2015
SRV 150334721 - 4062749 FILE

SIXTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SURGIQUEST, INC.

The undersigned, Kourosh Azarbarzin, hereby certifies that:

1.             He is the duly elected and acting President and Chief Executive Officer of SurgiQuest, Inc., a Delaware corporation.

2.             The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on November 17, 2005. The Certificate of Incorporation of this corporation was amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on April 18, 2006, further amended by a Certificate of Amendment filed with the Secretary of State of Delaware on April 9, 2007, further amended and restated by a Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on August 14, 2007, further amended by a Certificate of Amendment filed with the Secretary of State of Delaware on May 29, 2008, further amended and restated by a Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on March 22, 2011, further amended and restated by a Fourth Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on September 27, 2012 and further amended and restated by a Fifth Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on May 29, 2014.

3.             The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

ARTICLE I

The name of this corporation is SurgiQuest, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV

(A)          Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 34,616,654 shares, each with a par value of $0.001 per share. Of such shares, 20,000,000 shares shall be Common Stock and 14,616,654 shares shall be Preferred Stock.

(B)          Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Sixth Amended and Restated Certificate of Incorporation (the “Restated Certificate”) may be issued from time to time in one or more series. The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of 2,539,795 shares. The second series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of 2,882,703 shares. The third series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of 5,200,000 shares. The fourth series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of 1,545,726 shares. The fifth series of Preferred Stock shall be designated “Series E Preferred Stock” and shall consist of 2,448,430 shares. The rights, preferences, privileges, and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article IV(B).

1.             Dividend Provisions.

(a)           Series E Dividends. The holders of shares of Series E Preferred Stock shall be entitled to receive cumulative dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock, at the rate of eight percent (8%) per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on the stated value thereof on each outstanding share of Series E Preferred Stock. For such purposes, the “stated value” of each share of Series E Preferred Stock shall be $8.1685 (as adjusted for stock splits, stock dividends, reclassification and the like) plus, as provided in the following sentence, the amount of any previously accrued but unpaid dividends thereon. Such dividends shall (i) accrue from and after the date of issuance of such share, (ii) compound annually, (iii) and be payable quarterly when, as and if declared by the Board of Directors.

(b)           Series D Dividends. The holders of shares of Series D Preferred Stock shall be entitled to receive non-cumulative dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock at the rate of $0.4527 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series D Preferred Stock accruing from and after the date of issuance of such share, payable quarterly when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”).

(c)           Series C Dividends. The holders of shares of Series C Preferred Stock shall be entitled to receive cumulative dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Series B Preferred Stock, Series A Preferred Stock or Common Stock, at the rate of nine percent (9%) per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on the stated value thereof on each outstanding share of Series C Preferred Stock. For such purposes, the “stated value” of each share of Series C Preferred Stock shall be $3.948 (as adjusted for stock splits, stock dividends, reclassification and the like) plus, as provided in the following sentence, the amount of any previously accrued but unpaid dividends thereon. Such dividends shall (i) accrue from and after the date of issuance of such share, (ii) compound annually, (iii) and be payable quarterly when, as and if declared by the Board of Directors.

(d)           Series A & Series B Dividends. The holders of shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, pari passu, non-cumulative dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock of the Corporation at the rate of $0.201 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series A Preferred Stock accruing from and after the date of issuance of such share, and at the rate of $0.503 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series B Preferred Stock accruing from and after the date of issuance of such share, payable quarterly when, as and if declared by the Board of Directors.

(e)           Other Dividend Rights. After payment of dividends to the holders of shares of Preferred Stock, any additional dividends shall be distributed among the holders of shares of Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock then held by each holder (assuming conversion of all such Preferred Stock into Common Stock). Dividends payable in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock, are excluded from the requirements of this Article IV(B)(1), provided that an adjustment to the respective Conversion Price (as defined below) of such other securities or rights has been made in accordance with Section 4(d)(ii) below).

2.             Liquidation.

(a)           Preferred Stock Preference.

(i)            In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series E Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership thereof, the greater of (A) an amount per share equal to $8.1685 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series E Preferred Stock then held by them, plus accrued but unpaid dividends or (B) an amount per share equal to the price as would have been payable had all shares of Series E Preferred Stock been converted to Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up; provided, however, that if the assets and funds thus distributed among the holders of the Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series E Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(ii)           Upon the completion of the distribution required by Section 2(a)(i) above, if assets remain in the Corporation, the holders of the Series D Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to $5.03 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series D Preferred Stock then held by them, plus accrued but unpaid dividends; provided, however, that if the assets and funds thus distributed among the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(iii)          Upon the completion of the distributions required by Sections 2(a)(i) and 2(a)(ii) above, if assets remain in the Corporation, the holders of the Series C Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to $3.948 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series C Preferred Stock then held by them, plus accrued but unpaid dividends; provided, however, that if the assets and funds thus distributed among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(iv)          Upon the completion of the distributions required by Sections 2(a)(i), 2(a)(ii) and 2(a)(iii) above, if assets remain in the Corporation, the holders of the Series A Preferred Stock and the Series B Preferred Stock shall be entitled to receive, pari passu, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $2.01 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series A Preferred Stock then held by them, plus declared but unpaid dividends in full satisfaction of their ownership of such shares of Series A Preferred Stock, and an amount per share equal to $5.03 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series B Preferred Stock then held by them, plus declared but unpaid dividends in full satisfaction of their ownership of such shares of Series B Preferred Stock; provided, however, that if the assets and funds thus distributed among the holders of the Series A Preferred Stock and the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the

Series A Preferred Stock and the Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(b)           Remaining Assets.

(i)            Upon the completion of the distribution required by Section 2(a) above, if assets remain in the Corporation, the holders of the Series C Preferred Stock and Common Stock shall ratably receive all of the remaining assets of the Corporation based on the number of shares of Common Stock held by each and treating for this purpose all shares of Series C Preferred Stock as if, immediately prior to such distribution, such shares, including any and all rights to accrued but unpaid dividends, had been converted to Common Stock pursuant to the terms of this Restated Certificate until each such holder of Series C Preferred Stock receives, by reason of such holder’s ownership thereof and pursuant to the provisions of this Section 2, an amount (which amount shall include the distributions required by Sections 2(a) above and this 2(b)(i)) equal to the product of (A) the number of shares of Series C Preferred Stock held by such holder thereof and (B) $11.844 per share (as adjusted for stock splits, stock dividends, reclassification and the like).

(ii)           Upon the completion of the distribution required by Section 2(b)(i) above, if assets remain in the Corporation, the holders of the Common Stock shall ratably receive all of the remaining assets of the Corporation based on the number of shares of Common Stock held by each.

(c)           Certain Acquisitions.

(i)            Deemed Liquidation. For purposes of this Section 2, a liquidation, dissolution, or winding up of the Corporation shall be deemed to occur if the Corporation shall sell, convey, or otherwise dispose of all or substantially all of its assets, property or business or merge with or into or consolidate with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Corporation) (any such transaction, a “Liquidation Transaction”), provided, however, that none of the following shall be considered a Liquidation Transaction: (i) a merger effected exclusively for the purpose of changing the domicile of the Corporation, (ii) an equity financing in which the Corporation is the surviving corporation, or (iii) a transaction in which the stockholders of the Corporation immediately prior to the transaction own 50% or more of the voting stock of the surviving corporation following the transaction (taking into account only stock of the Corporation held by such stockholders prior to the transaction).

(ii)           Valuation of Consideration. In the event of a Liquidation Transaction, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A)          Securities not subject to investment letter or other similar restrictions on free marketability:

(1)           If traded on a national securities exchange, the value shall be based on the formula specified in the definitive agreements for the Liquidation Transaction or, if no such formula exists, then the value of such securities shall be based on a formula approved by the Board of Directors and derived from the closing prices of the securities on such exchange over a specified time period;

(2)           If actively traded over-the-counter, the value shall be based on the formula specified in the definitive agreements for the Liquidation Transaction or, if no such formula exists, then the value of such securities shall be based on a formula approved by the Board of Directors and derived from the closing bid or sales prices (whichever is applicable) of such securities over a specified time period; and

(3)           If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(B)          The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as specified above in Section 2(c)(ii)(A) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

(iii)          Notice of Liquidation Transaction. The Corporation shall give each holder of record of Preferred Stock written notice of any impending Liquidation Transaction not later than 10 days prior to the closing of such Liquidation Transaction. Such notice shall describe the material terms and conditions of the impending Liquidation Transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes thereto. Unless such notice requirements are waived, the Liquidation Transaction shall not take place sooner than 10 days after the Corporation has given such notice. Notwithstanding the other provisions of this Restated Certificate, all notice periods or requirements in this Restated Certificate may be shortened or waived, either before or after the action for which notice is required, upon the written consent of the holders of a majority of the Preferred Stock that are entitled to such notice rights.

(iv)          Effect of Noncompliance. In the event the requirements of this Section 2(c) are not complied with, the Corporation shall forthwith either cause the closing of the Liquidation Transaction to be postponed until the requirements of this Section 2 have been complied with, or cancel such Liquidation Transaction, in which event the rights, preferences, privileges and restrictions of the holders of Preferred Stock shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date of the first notice referred to in Section 2(c)(iii).

3.             Redemption & Put Rights.

(a)           Redemption.

(i)            Date and Price. At any time after the later to occur of (x) ninety-one (91) days after the Corporation’s payment in full of all obligations and liabilities for borrowed money under any loan agreement, credit agreement or similar instrument approved by the Board of Directors (including, without limitation, the Corporation’s Obligations (as such term is defined in that certain Credit and Security Agreement between the Corporation and MidCap Funding V Trust (f/k/a MidCap Funding V, LLC) dated as of May 29, 2014)) and (y) the four-year anniversary of the initial issuance of Series E Preferred Stock (the “Series E Initial Issuance Date”), but on a date (the “Redemption Date”) within 45 days after receipt by the Corporation of a written request (a “Redemption Election”) from the holders of not less than two-thirds of the then outstanding Series A Preferred Stock and Series B Preferred Stock, voting together as a separate class, that all or some of the shares of Series A Preferred Stock and Series B Preferred Stock be redeemed, the Corporation shall, to the extent it may lawfully do so, redeem the number of shares determined by aggregating all Redemption Requests (as defined in Section 3(a)(ii)) received in accordance with the procedures set forth in Section 3(a)(ii) by paying in cash therefor (i) a sum per share of Series A Preferred Stock equal to (A) the product of $2.01 (as adjusted for stock splits, stock dividends, reclassifications or the like) multiplied by 1.1 raised to the power of t, where t is the number of years (prorated for any partial year) from the date of issuance of each such share through the Redemption Date plus (B) all declared but unpaid dividends on such shares (the “Series A Redemption Price”), and (ii) a sum per share of Series B Preferred Stock equal to (A) the product of $5.03 (as adjusted for stock splits, stock dividends, reclassifications or the like) multiplied by 1.1 raised to the power of t, where t is the number of years (prorated for any partial year) from the date of issuance of each such share through the Redemption Date plus (B) all declared but unpaid dividends on such shares (the “Series B Redemption Price” and together with the Series A Redemption Price, the “Redemption Price”)). The Corporation, at its election, may pay the Redemption Price in four equal installments, each installment occurring every six months following the expiration of the Redemption Request period.

(ii)           Procedure. Within 15 days following its receipt of a Redemption Election, the Corporation shall mail a written notice (the “Notice of Redemption Option”), first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of Preferred Stock entitled to have all or some of such shares of Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder (i) that a Redemption Election has been made; (ii) that the holder has the option to redeem some or all of such holder’s shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, in the redemption; (iii) of the applicable Redemption Date; (iv) of the Series A Redemption Price or the Series B Redemption Price, as applicable; (v) of the place at which payment may be obtained (each such date a “Redemption Payment Date”); and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder’s certificate or certificates representing the shares to be redeemed. Within 15 days following receipt of the Notice of Redemption Option by such holder, such holder must mail a written notice to the Corporation specifying the number of shares to be redeemed from such holder, if any (the “Redemption Request”). Failure to send such timely Redemption Request will effectively waive such holder’s right to redeem shares on the Redemption Date. Except as provided in Section 3(a)(iii), on or after the Redemption Date, each holder of Series A Preferred Stock or Series B Preferred Stock, as applicable, to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Notice of Redemption Option, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed on any Redemption Payment Date, a new certificate shall be issued representing the unredeemed shares.

(iii)          Effect of Redemption; Insufficient Funds. From and after any Redemption Payment Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, designated for redemption on such Redemption Payment Date (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If funds of the Corporation legally available for redemption of shares of Preferred Stock on a Redemption Payment Date are insufficient to redeem the total number of shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem, pari passu, the maximum possible number of such shares ratably among the holders of shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed based upon the total Redemption Price applicable to each such holder’s shares of Series A Preferred Stock and Series B Preferred Stock which are subject to redemption on such Redemption Date. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter, when additional funds of the Corporation are legally available for the redemption of shares of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on the Redemption Payment Date but which it has not redeemed.

(b)           Series C Put Right.

(i)            (1) At any time after the later to occur of (x) ninety-one (91) days after the Corporation’s payment in full of all obligations and liabilities for borrowed money under any loan agreement, credit agreement or similar instrument approved by the Board of Directors (including, without limitation, the Corporation’s Obligations (as such term is defined in that certain Credit and Security Agreement between the Corporation and MidCap Funding V Trust (f/k/a MidCap Funding V, LLC) dated as of May 29, 2014)) and (y) the four-year anniversary of the Series E Initial Issuance Date and, (2) subject to the provisions of Section 7 below, at any time on or after a Default (as that term is defined in Section 7 below), each holder of Series C Preferred Stock shall have the right (such right, the “Series C Put Right”) to request that all or some of such holder’s shares of Series C Preferred Stock be purchased by the

Corporation. Within 45 days of receiving a written request exercising such right (a “Series C Put Request”) and either (A) the certificate or certificates representing the shares to be redeemed or (B) an affidavit setting forth that such certificates were lost or stolen, the Corporation shall, to the extent it may lawfully do so, redeem such holder’s shares of Series C Preferred Stock by paying in cash therefor an amount (the “Series C Put Amount”) equal to the greater of (Y) a sum per share of Series C Preferred Stock equal to (I) $3.948 per share (as adjusted for stock splits, stock dividends, reclassification and the like) plus (II) all accrued but unpaid dividends on such shares and (Z) the fair market value of each share of Series C Preferred Stock as determined (without discounts for minority stake or lack of marketability) by mutual agreement of the Company and such Holder or, in the event that they are unable to reach agreement, by a qualified, independent appraiser acceptable to both the Corporation and such holder, the cost of which shall be shared equally by the Company and such holder. The Corporation, at its election, may pay the Series C Put Amount in four equal installments, each installment occurring every six months following the date of the Series C Put Request. The Corporation, at its election, may pay the Series C Put Amount in four equal installments, each installment occurring every six months following the expiration of the Redemption Request period. If the Corporation makes such election, its obligation to the former holder of such Series C Preferred Stock shall be evidenced by a cognovit promissory note, which promissory note (the “Series C Put Right Note”) shall provide that the Corporation pay interest on any Series C Put Amount due at an annual rate equal to 200 basis points above the Prime Rate of interest reported in The Wall Street Journal on the business day immediately following delivery of the notice contemplated in the first sentence of this Section 3(b) and if the Corporation fails to make timely payment of any amount evidenced by the Series C Put Right Note, and such default is not cured within 10 days of the Corporation receiving notice of such default, the holder thereof may accelerate the entire remaining unpaid balance due, plus accrued interest, and the Corporation shall pay such accelerated amount immediately upon receipt of such acceleration notice. If the Corporation defaults in payment when due of any Series C Put Amount, or defaults in payment of any amount due under any Series C Put Right Note, the Corporation may not lawfully redeem any of the Series A Preferred Stock or Series B Preferred Stock pursuant to the provisions of Section 3(a) above.

(ii)           From and after any date on which any shares of Series C Preferred Stock are to be redeemed pursuant to Section 3(b)(i) (each, a “Series C Put Date”), above, unless there shall have been a default in payment of the applicable Series C Put Amount, all rights of the holders of shares of Series C Preferred Stock designated for redemption on such Series C Put Date (except the right to receive the applicable Series C Put Amount without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

(c)           Series D Put Right.

(i)            (1) At any time after the later to occur of (x) ninety-one (91) days after the Corporation’s payment in full of all obligations and liabilities for borrowed money under any loan agreement, credit agreement or similar instrument approved by the Board of Directors (including, without limitation, the Corporation’s Obligations (as such term is defined in that certain Credit and Security Agreement between the Corporation and MidCap

Funding V Trust (f/k/a MidCap Funding V, LLC) dated as of May 29, 2014)) and (y) the four-year anniversary of the Series E Initial Issuance Date and, (2) subject to the provisions of Section 7 below, at any time on or after a Default (as that term is defined in Section 7 below), each holder of Series D Preferred Stock shall have the right (such right, the “Series D Put Right”) to request that all or some of such holder’s shares of Series D Preferred Stock be purchased by the Corporation. Within 45 days of receiving a written request exercising such right (a “Series D Put Request”) and either (A) the certificate or certificates representing the shares to be redeemed or (B) an affidavit setting forth that such certificates were lost or stolen, the Corporation shall, to the extent it may lawfully do so, redeem such holder’s shares of Series D Preferred Stock by paying in cash therefor an amount (the “Series D Put Amount”) equal to the greater of (Y) a sum per share of Series D Preferred Stock equal to (I) $5.03 per share (as adjusted for stock splits, stock dividends, reclassification and the like) plus (II) all accrued but unpaid dividends on such shares and (Z) the fair market value of each share of Series D Preferred Stock as determined (without discounts for minority stake or lack of marketability) by mutual agreement of the Company and such Holder or, in the event that they are unable to reach agreement, by a qualified, independent appraiser acceptable to both the Corporation and such holder, the cost of which shall be shared equally by the Company and such holder. The Corporation, at its election, may pay the Series D Put Amount in four equal installments, each installment occurring every six months following the date of the Series D Put Request. The Corporation, at its election, may pay the Series D Put Amount in four equal installments, each installment occurring every six months following the expiration of the Redemption Request period. If the Corporation makes such election, its obligation to the former holder of such Series D Preferred Stock shall be evidenced by a cognovit promissory note, which promissory note (the “Series D Put Right Note”) shall provide that the Corporation pay interest on any Series D Put Amount due at an annual rate equal to 200 basis points above the Prime Rate of interest reported in The Wall Street Journal on the business day immediately following delivery of the notice contemplated in the first sentence of this Section 3(c) and if the Corporation fails to make timely payment of any amount evidenced by the Series D Put Right Note, and such default is not cured within 10 days of the Corporation receiving notice of such default, the holder thereof may accelerate the entire remaining unpaid balance due, plus accrued interest, and the Corporation shall pay such accelerated amount immediately upon receipt of such acceleration notice. If the Corporation defaults in payment when due of any Series D Put Amount, or defaults in payment of any amount due under any Series D Put Right Note, the Corporation may not lawfully redeem any of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock pursuant to the provisions of Sections 3(a) and 3(b) above.

(ii)           From and after any date on which any shares of Series D Preferred Stock are to be redeemed pursuant to Section 3(c)(i) (each, a “Series D Put Date”), above, unless there shall have been a default in payment of the applicable Series D Put Amount, all rights of the holders of shares of Series D Preferred Stock designated for redemption on such Series D Put Date (except the right to receive the applicable Series D Put Amount without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

(d)           Series E Put Right.

(i)            (1) At any time after the later to occur of (x) ninety-one (91) days after the Corporation’s payment in full of all obligations and liabilities for borrowed money under any loan agreement, credit agreement or similar instrument approved by the Board of Directors (including, without limitation, the Corporation’s Obligations (as such term is defined in that certain Credit and Security Agreement between the Corporation and MidCap Funding V Trust (f/k/a MidCap Funding V, LLC) dated as of May 29, 2014)) and (y) the four-year anniversary of the Series E Initial Issuance Date and, (2) subject to the provisions of Section 7 below, at any time on or after a Default (as that term is defined in Section 7 below), each holder of Series E Preferred Stock shall have the right (such right, the “Series E Put Right”) to request that all or some of such holder’s shares of Series E Preferred Stock be purchased by the Corporation. Within 45 days of receiving a written request exercising such right (a “Series E Put Request’”) and either (A) the certificate or certificates representing the shares to be redeemed or (B) an affidavit setting forth that such certificates were lost or stolen, the Corporation shall, to the extent it may lawfully do so, redeem such holder’s shares of Series E Preferred Stock by paying in cash therefor an amount (the “Series E Put Amount’”) equal to the greater of (Y) a sum per share of Series E Preferred Stock equal to (I) $8.1685 per share (as adjusted for stock splits, stock dividends, reclassification and the like) plus (II) all accrued but unpaid dividends on such shares (Y)(I) and (Y)(II) together, the “Accrued Series E Price”) and (Z) the fair market value of each share of Series E Preferred Stock as determined (without discounts for minority stake or lack of marketability) by mutual agreement of the Company and such Holder or, in the event that they are unable to reach agreement, by a qualified, independent appraiser acceptable to both the Corporation and such holder, the cost of which shall be shared equally by the Company and such holder. The Corporation, at its election, may pay the Series E Put Amount in four equal installments, each installment occurring every six months following the expiration of the Redemption Request period; provided, that unless otherwise agreed to in writing by the holders of two-thirds of the then outstanding shares of Series E Preferred Stock, voting as a separate class, the Series E Put Amount shall be paid, and the Series E Preferred Stock redeemed in full, prior to the Corporation’s payment of any of the Series D Put Amount, the Series C Put Amount or the Redemption Price. If the Corporation makes such election, its obligation to the former holder of such Series E Preferred Stock shall be evidenced by a cognovit promissory note, which promissory note (the “Series E Put Right Note”) shall provide that the Corporation pay interest on any Series E Put Amount due at an annual rate equal to 200 basis points above the Prime Rate of interest reported in The Wall Street Journal on the business day immediately following delivery of the notice contemplated in the first sentence of this Section 3(d) and if the Corporation fails to make timely payment of any amount evidenced by the Series E Put Right Note, and such default is not cured within 10 days of the Corporation receiving notice of such default, the holder thereof may accelerate the entire remaining unpaid balance due, plus accrued interest, and the Corporation shall pay such accelerated amount immediately upon receipt of such acceleration notice. If the Corporation defaults in payment when due of any Series E Put Amount, or defaults in payment of any amount due under any Series E Put Right Note, the Corporation may not lawfully redeem any of the Series A Preferred Stock, Series B Preferred

Stock, Series C Preferred Stock or Series D Preferred Stock pursuant to the provisions of Sections 3(a), 3(b) and 3(c) above.

(ii)              From and after any date on which any shares of Series E Preferred Stock are to be redeemed pursuant to Section 3(d)(i) (each, a “Series E Put Date”), above, unless there shall have been a default in payment of the applicable Series E Put Amount, all rights of the holders of shares of Series E Preferred Stock designated for redemption on such Series E Put Date (except the right to receive the applicable Series E Put Amount without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

4.             Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)           Right to Convert. Subject to Section 4(c), each share of Preferred Stock, including, at the option of the holder thereof, any and all rights to accrued or declared but unpaid dividends, shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by (i) dividing (A) $2.01 (as adjusted for stock splits, stock dividends, reclassification and the like) in the case of the Series A Preferred Stock, (B) $5.03 (as adjusted for stock splits, stock dividends, reclassification and the like) in the case of the Series B Preferred Stock, (C) $3.948 (as adjusted for stock splits, stock dividends, reclassification and the like) in the case of the Series C Preferred Stock, (D) $5.03 (as adjusted for stock splits, stock dividends, reclassification and the like) in the case of the Series D Preferred Stock and (E) $8.1685 (as adjusted for stock splits, stock dividends, reclassification and the like) in the case of the Series E Preferred Stock by (ii) the “Conversion Price” applicable to such share, determined as hereafter provided, in effect on the date the certificate therefor is surrendered for conversion. The initial Conversion Price per share of Series A Preferred Stock shall be $2.01, the initial Conversion Price per share of Series B Preferred Stock shall be $5.03, the initial Conversion Price per share of Series C Preferred Stock shall be $3.948, the initial Conversion Price per share of Series D Preferred Stock shall be $5.03 and the initial Conversion Price per share of Series E Preferred Stock shall be $8.1685. Such initial Conversion Price shall be subject to adjustment as set forth in Section 4(d).

(b)           Automatic Conversion. Each share of Preferred Stock, including, at the option of the holder thereof, any and all rights to accrued or declared but unpaid dividends, shall automatically be converted into shares of Common Stock at the Conversion Price then in effect for such share immediately upon the earlier of (i) except as provided below in Section 4(c), immediately prior to the closing of the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the public offering price of which is not less than the Accrued Series E Price per share (as adjusted for stock splits, stock dividends, reclassification and the like) and which results in aggregate gross cash proceeds of not less than $40,000,000 or (ii) the date specified by vote, written consent or agreement of each of the following, voting, consenting or agreeing as a separate class: (A) the holders of at least two-thirds of the then outstanding shares of Preferred Stock and (B) the holders of at least three-fourths of the outstanding shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock voting together as a single class on an as-converted basis.

(c)           Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed (or a reasonably acceptable affidavit and indemnity undertaking in the case of a lost, stolen or destroyed certificate), at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a certificate for the remaining number of shares of Preferred Stock if less than all of the Preferred Stock evidenced by the certificate were surrendered. Such conversion shall be deemed to have been made immediately prior to the close of business on (i) the date of such surrender of the shares of Preferred Stock to be converted or (ii) if applicable, the date of automatic conversion specified in Section 4(b) above, and (x) the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of public Common Stock as of such date, (y) all shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate on such date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 4(h)(i) and to receive payment of any dividends declared but unpaid thereon. If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event any persons entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d)           Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price shall be subject to adjustment from time to time as follows:

(i)            Issuance of Additional Stock below Purchase Price. If the Corporation should issue, at any time after the date upon which any shares of Preferred Stock were first issued (the “Purchase Date” with respect to such series), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 4(d)(i), unless otherwise provided in this Section 4(d)(i).

(A)                               Adjustment Formula. Whenever the Conversion Price is adjusted pursuant to this Section (4)(d)(i), (1) the new Conversion Price of the Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock shall be determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the “Outstanding Common”) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock and (2) the new Conversion Price of the Series C Preferred Stock shall be the consideration per share received by the Corporation for the Additional Stock giving rise to such adjustment; provided that if no consideration was received for such Additional Stock, then such consideration shall be deemed to have been $0.01 per share of Additional Stock. For purposes of the foregoing calculation, the term “Outstanding Common” shall include shares of Common Stock deemed issued pursuant to Section 4(d)(i)(E) below.

(B)                               Definitions of “Additional Stock”.

(1)                                 For purposes of calculating the New Conversion Price of the Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(E)) by the Corporation after the Purchase Date) other than:

(a)                               Common Stock issued pursuant to stock dividends, stock splits or similar transactions, as described in Section 4(d)(ii) hereof;

(b)                               up to 1,356,246 shares of Common Stock or such greater number as may be approved by the Board of Directors, including the approval of all of the Preferred Directors (as defined in Section 5(b)) issued or issuable to employees, officers, consultants or directors of the Corporation or other persons performing services for the Corporation pursuant to the Corporation’s Amended and Restated 2006 Stock Plan;

(c)                                capital stock, or options or warrants to purchase capital stock, issued, as of the date of this Restated Certificate, to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions the terms of which are approved by the Board of Directors;

(d)                               Common Stock or Preferred Stock issuable upon exercise of warrants, notes, or other convertible securities outstanding as of the date of this Restated Certificate;

(e)                                Common Stock issued upon conversion of the Preferred Stock; or

(f)                                 capital stock issued or issuable to an entity as a component of any business relationship with such entity for the purpose of (a) joint venture, technology licensing or development activities, or (b) distribution, supply or manufacture of the Corporation’s products or services, provided that the terms of such business relationship with such entity are approved by the Board of Directors, including the approval of both Preferred Directors.

(2)                                 For purposes of calculating the New Conversion Price of the Series C Preferred Stock, “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(E)) by the Corporation after the Purchase Date) other than:

(a)                               Common Stock issued pursuant to stock dividends, stock splits or similar transactions, as described in Section 4(d)(ii) hereof;

(b)                               Common Stock issued upon conversion of the Preferred Stock;

(c)                                up to 1,356,246 shares of Common Stock or such greater number as may be approved by the Board of Directors, including the approval of at least three-fourths of the Preferred Directors (as defined in Section 5(b)) issued or issuable to employees, officers, consultants or directors of the Corporation or other persons performing services for the Corporation pursuant to the Corporation’s Amended and Restated 2006 Stock Plan;

(d)                               capital stock, or options or warrants to purchase capital stock, issued, as of the date of this Restated Certificate, to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions the terms of which are approved by the Board of Directors, including the approval of at least three-fourths of the Preferred Directors; or

(e)                                Common Stock or Preferred Stock issuable upon exercise of warrants, notes, or other convertible securities outstanding as of the date of this Restated Certificate.

(C)                               No Fractional Adjustments. No adjustment of the Conversion Price shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

(D)                               Determination of Consideration. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(E)                                Deemed Issuances of Common Stock. In the case of the issuance (whether before, on or after the applicable Purchase Date) of securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (the “Common Stock Equivalents”), the following provisions shall apply for all purposes of this Section 4(d)(i):

(1)                                 The aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to convertibility, exchangeability or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of any Common Stock Equivalents and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such securities were issued or such Common Stock Equivalents were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related Common Stock Equivalents (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion, exchange or exercise of any Common Stock Equivalents (the consideration in each case to be determined in the manner provided in Section 4(d)(i)(D).

(2)                                 In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion, exchange or exercise of any Common Stock Equivalents, other than a change resulting from the antidilution provisions thereof, the Conversion Price, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the conversion, exchange or exercise of such Common Stock Equivalents.

(3)                                 Upon the termination or expiration of the convertibility, exchangeability or exercisability of any Common Stock Equivalents, the Conversion Price, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents that remain convertible, exchangeable or exercisable) actually issued upon the conversion, exchange or exercise of such Common Stock Equivalents.

(4)                                 The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Section 4(d)(i)(E)(1) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(E)(2) or 4(d)(i)(E)(3).

(F)                                 No Increased Conversion Price. Notwithstanding any other provisions of this Section (4)(d)(i), except to the limited extent provided for in Sections 4(d)(i)(E)(2) and 4(d)(i)(E)(3), no adjustment of the Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(ii)                                  Stock Splits and Dividends. In the event the Corporation should at any time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(d)(i)(E).

(iii)                               Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e)                                  Other Distributions. In the event the Corporation shall declare a distribution (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2 of this Article IV(B)) payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(i) or 4(d)(ii), then, in each such case for the purpose of this Section 4(e), the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(f)                                   Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2 of this Article IV(B)) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(g)                                  No Impairment. The Corporation will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

(h)                                 No Fractional Shares and Certificate as to Adjustments.

(i)                                     No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. If the conversion would result in any fractional share, the Corporation shall, in lieu of issuing any such fractional share, pay the holder thereof an amount in cash equal to the fair market value of such fractional share on the date of conversion, as determined in good faith by the Board of Directors.

(ii)                                  Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such holder’s Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such holder’s Preferred Stock.

(i)                                     Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j)                                    Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate.

5.                                      Voting Rights.

(a)                                 Except as expressly provided by this Restated Certificate or as provided by law, the holders of Preferred Stock shall have the same voting rights as the holders of Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and the holders of Common Stock and the Preferred Stock shall vote together as a single class on all matters. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held, and each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b)                                 At each meeting of stockholders at which members of the Board of Directors are to be elected, or whenever members of the Board of Directors are to be elected by written consent of the stockholders, except as otherwise provided in Section 7 below: (i) the holders of a majority of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a separate class on an as-converted basis, shall have a right to elect two members of the Board of Directors (each, a “Junior Preferred Director”), (ii) the holders of a majority of the then outstanding shares of Series C Preferred Stock and Series D Preferred Stock, voting together as a separate class on an as-converted basis, shall have a right to elect two members of the Board of Directors (each, a “Senior Preferred Director,” and together with the Junior Preferred Directors, the “Preferred Directors”); (iii) the holders of a majority of the then outstanding shares of Common Stock, voting together as a separate class, shall have the right to elect two members of the Board of Directors (each a “Common Director”); and (iii) the holders of a majority of the then outstanding shares of Common Stock and Preferred Stock, voting together as a single class on an as-converted basis, shall have the right to elect any remaining members of the Board of Directors (each a “Joint Director”).

(c)                                  In the case of any vacancy on the Board of Directors occurring because of the death, resignation or removal of a director a successor shall be elected to serve for the unexpired term of the director whose office is vacant by the vote or written consent of the holders of the class or series of shares entitled to elect such director in accordance with the provisions of Section 5(b) above or Section 7 below, as applicable.

6.                                      Protective Provisions.

(a)                                 Preferred Stock Protective Provisions. So long as at least 10% or more of the originally issued shares of Preferred Stock are outstanding (as adjusted for stock splits, stock dividends, reclassification and the like), the Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the then outstanding shares of Preferred Stock, voting together as a single class:

(i)                                     effect a liquidation, dissolution or winding up, or a Liquidation Transaction;

(ii)                                  amend or waive any provision of this Restated Certificate or the Corporation’s Bylaws in a manner adverse to the interest of the Preferred Stock or otherwise alter or change the rights, preferences, or privileges of the shares of Preferred Stock;

(iii)                               increase or decrease (other than by conversion or in accordance with the redemption provisions of this Restated Certificate) the total number of authorized shares of Common Stock or Preferred Stock;

(iv)                              authorize, issue or create, or obligate itself to issue or create (by reclassification or otherwise) stock appreciation rights or similar rights, or any new class or series of equity or equity like securities, including any security (other than Preferred Stock) convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Preferred Stock with respect to voting (other than the pari passu voting rights of Common Stock), dividends, redemption, conversion or upon liquidation;

(v)                                 redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock other than in accordance with the redemption provisions of this Restated Certificate; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock (i) from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at no greater than cost upon the occurrence of certain events, such as the termination of employment, or (ii) through the exercise of any right of first refusal contained in an agreement approved by the Board of Directors;

(vi)                              declare or pay a dividend on the Common Stock;

(vii)                           take actions that result in material changes in the business in which the Corporation is engaged;

(viii)                        change the number of authorized directors; or

(ix)                              take actions that would result in the taxation of the Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended.

(b)                                         Series C, D and E Protective Provisions. The Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least three-fourths of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock voting together as a single class on an as-converted basis:

(i)                                     authorize any class or series of equity, debt or convertible securities or equivalents, or issue any additional shares of stock (except pursuant to the Corporation’s Amended and Restated 2006 Stock Plan or the Purchase Agreement);

(ii)                                  effect a liquidation, dissolution or winding up, or a Liquidation Transaction;

(iii)                               take actions that result in material changes in the business in which the Corporation is engaged;

(iv)                              declare or pay a dividend on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Common Stock;

(v)                                 transfer or exclusively license the material assets of Corporation, unless such action is approved by the Board of Directors, including both Senior Preferred Directors;

(vi)                              amend this Restated Certificate or the Corporation’s Bylaws;

(vii)                           repay any loan to the Corporation made by one or more shareholders of the Corporation, unless such loan or repayment shall be approved by the Board of Directors, including both Senior Preferred Directors;

(viii)                        redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock other than in accordance with the redemption provisions of this Restated Certificate; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock (i) from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at no greater than cost upon the occurrence of certain events, such as the termination of employment, or (ii) through the exercise of any right of first refusal contained in an agreement approved by the Board of Directors;

(ix)                              engage in any transaction with an affiliate (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of the Corporation, unless such action is approved by the Board of Directors;

(x)                                 adopt any new stock option plan or amend the Corporation’s Amended and Restated 2006 Stock Plan as in effect on the Series E Initial Issuance Date, including without limitation, by increasing the aggregate number of shares issued or issuable thereunder to greater than 1,356,246 shares of Common Stock, unless such plan or amendment is approved by the Board of Directors, including both Senior Preferred Directors;

(xi)                              change the number of authorized directors; or

(xii)                           enter into an agreement to do any of the foregoing that is not expressly made conditional on obtaining the affirmative vote or written consent of the holders of at least three-fourths of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class on an as-converted basis.

(c)               Series C Protective Provisions. The Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least three-fourths of the Series C Preferred Stock, voting together as a single class:

(i)                                     take any action that alters or changes the rights, preferences or privileges of, or increases the authorized number of shares of the Series C Preferred Stock; and

(ii)                                  take any other action that materially and adversely affects the Corporation’s ability to perform its agreements with the holders of Series C Preferred Stock in respect of their rights as such.

(d)              Series D Protective Provisions. The Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least three-fourths of the Series D Preferred Stock, voting together as a single class:

(i)                                     take any action that alters or changes the rights, preferences or privileges of, or increases the authorized number of shares of the Series D Preferred Stock; and

(ii)                                  take any other action that materially and adversely affects the Corporation’s ability to perform its agreements with the holders of Series D Preferred Stock in respect of their rights as such.

(e)               Series E Protective Provisions. The Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least three-fourths of the Series E Preferred Stock, voting together as a single class:

(i)                                     take any action that alters or changes the rights, preferences or privileges of, or increases the authorized number of shares of the Series E Preferred Stock; and

(ii)                                  take any other action that materially and adversely affects the Corporation’s ability to perform its agreements with the holders of Series E Preferred Stock in respect of their rights as such.

7.                                      Default by the Corporation.

(a)                                 Upon the occurrence of a Default (as that term is defined below in this Section 7), the holders the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock may, by vote, or written action, of the holders of at least three-fourths of the outstanding shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class on an as-converted basis, elect to either: (i) permit each holder of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock to exercise, prior to the fourth anniversary of the initial issuance of Series E Preferred Stock, its Series C Put Right, Series D Put Right, or Series E Put Right as applicable, subject to the Corporation having paid in full all borrowed money under any loan agreement, credit agreement or similar instrument approved by the Board of Directors (including, without limitation, the Corporation’s Obligations (as such term is defined in that certain Credit and Security Agreement between the Corporation and MidCap Funding V Trust (f/k/a MidCap Funding V, LLC) dated on or about the date of this Restated Certificate)) on a date that is at least ninety-one (91) days prior to the payment of the applicable put amounts, or (ii) reconstitute the Board of Directors such that at each meeting of stockholders at which members of the Board of Directors are to be elected, or whenever members of the Board of Directors are to be elected by written consent of the stockholders, the holders of at least three-fourths of the outstanding shares of Series C Preferred Stock , Series D Preferred Stock and Series E Preferred Stock voting together as a separate class on an as-converted basis, shall have a right to elect all of the Preferred Directors until the Default is cured (if such Default may be so cured).

(b)                                 For purposes of this Section 7, each of the following events shall be deemed a “Default”:

(i)                                     the Corporation’s filing of a voluntary petition in bankruptcy proceedings, the Corporation’s making of an assignment for the benefit of creditors, or the appointment of a receiver or the exercising of control rights by any secured lender of the Corporation following applicable cure periods;

(ii)                                  the Corporation’s default in payment when due of any Series D Put Amount;

(iii)                               the Corporation’s failure to perform according to any material term or covenant of this Restated Certificate, the Purchase Agreement (including a material breach of any representation contained in the Purchase Agreement) or any of the other Transaction Agreements (as such term is defined in the Purchase Agreement), as each may be amended from time to time; provided, however, that no such failure to perform may be deemed a

“Default” if the Corporation cures such failure within 30 days following the Corporation’s receipt of written notice thereof from a holder of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, provided that such failure is capable of being cured within such period of time; or

(iv)                              any event of default under any loan or other financing agreement reflecting an outstanding indebtedness of the Corporation equal to $25,000 or more, which event of default is not cured within the relevant time periods or within 30 days if no such time period is specified.

8.                                      Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation. This Restated Certificate shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

9.                                      Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least two-thirds of the shares of Series A Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein may be waived on behalf of all holders of Series B Preferred Stock by the affirmative written consent or vote of the holders of at least two-thirds of the shares of Series B Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series C Preferred Stock set forth herein may be waived on behalf of all holders of Series C Preferred Stock by the affirmative written consent or vote of the holders of at least three-fourths of the shares of Series C Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series D Preferred Stock set forth herein may be waived on behalf of all holders of Series D Preferred Stock by the affirmative written consent or vote of the holders of at least three-fourths of the shares of Series D Preferred Stock then outstanding. Any of the rights, powers, preferences and other terms of the Series E Preferred Stock set forth herein may be waived on behalf of all holders of Series E Preferred Stock by the affirmative written consent or vote of the holders of at least three-fourths of the shares of Series E Preferred Stock then outstanding.

10.                               Notices. Any notice required by the provisions of this Restated Certificate to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation or, if given by electronic communication in compliance with the provisions of the Delaware General Corporation Law, shall be deemed given upon such electronic transmission.

(C)                               Common Stock.

1.                                      Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors, subject to a vote, written consent or agreement of each of the following, voting, consenting or agreeing as a separate class: (x) the holders of at least two-thirds of the outstanding shares of Preferred Stock and (y) the holders of at least three-fourths of the outstanding shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock voting together as a single class on an as-converted basis.

2.                                      Liquidation Rights. Upon the liquidation, dissolution, or winding up of the Corporation, or the occurrence of a Liquidation Transaction, the assets of the Corporation shall be distributed as provided in Section 2 of Article IV(B).

3.                                      Redemption. The Common Stock is not redeemable.

4.                                      Voting Rights. Each holder of Common Stock shall have the right to one vote per share of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. The number of shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation.

ARTICLE V

The Board of Directors of the Corporation is expressly authorized to make, alter, or repeal Bylaws of the Corporation.

ARTICLE VI

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VII

(A)                               To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(B)                               The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

(C)                               Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.”

* * *

The foregoing Sixth Amended and Restated Certificate of Incorporation has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law.

Executed in New Haven, Connecticut, on March 10, 2015.

/s/ Kourosh Azarbarzin
Kourosh Azarbarzin, President and Chief
Executive Officer